[LOGO OF SABESP]
                     CIA. DE SANEAMENTO BASICO DO ESTADO DE SAO PAULO - SABESP
                                                                Helmut Bossert
                               Financing and Investor Relations Superintendent
                                 Tel: (5511) 3388-8664 / Fax: (5511) 3032-9133
                                               e-mail:  hbossert@sabesp.com.br


                                               SBSP3: R$ 78.00/thousand shares
                                                SBS: US$ 5.80 (ADR=250 shares)
                                                   Total shares: 28.48 billion
                                           Mkt Capitalization: R$ 2.22 billion
                                                       Closing price: 03/19/03


                                      [LOGO OF GOVERNO DO ESTADO DE SAO PAULO]

                                       [LOGO OF NOVO MERCADO BOVESPA - BRASIL]

                                                                [LOGO OF NYSE]


                Sabesp Announces the Results for the Year 2002

Sao Paulo, March, 19 2003 - Sabesp - Cia. de Saneamento Basico do Estado de Sao Paulo (NYSE: SBS; Bovespa: SBSP3), the largest water and sewage utility company in the Americas and the third largest in the world (in number of customers), today announced its financial results for the year 2002. The following financial and operating information, unless otherwise indicated, is presented in nominal Reais pursuant to Brazilian Corporate Law. Comparisons, unless otherwise stated, refer to the year 2001.


Financial and Operating Highlights

o Net revenue reached R$ 3,767 million, a 9.7% growth influenced by the 8.22% fee readjustment implemented in August 2002;

o    Retail billed volume grew 4.4%;

o    EBITDA grew 4.2% to R$ 1,860 million;

o Net loss amounted to R$ 651 million, as a consequence of the devaluation of the Brazilian Real.

                                                                   (R$ million)
Main Indicators                             2002         2001          Change %
---------------                            -----         -----        --------
Net revenues                               3,767         3,435          9.7%
EBIT (1)                                   1,341         1,309          2.5%
EBITDA (2)                                 1,860         1,786          4.2%
EBITDA margin                               49.4          52.0    (2.6) p.p.
Net earnings (loss)                        (651)           216          n.m.
----------------------------------------------------------------------------
(1) Earnings before interest and taxes.
(2) Earnings before interest, taxes, depreciation and amortization.


Statements contained in this press release may contain information which is forward-looking and reflects management's current view and estimates of future economic circumstances, industry conditions, Sabesp performance, and financial results. Any statements, expectations, capabilities, plans and assumptions contained in this press release that do not describe historical facts, such as statements regarding the declaration or payment of dividends, the direction of future operations, the implementation of principal operating and financing strategies and capital expenditure plans, the factors or trends affecting financial condition, liquidity or results of operations are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. There is no guarantee that these results will actually occur. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, and operating factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations.

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 2 of 9


1.   Net Revenues

Net revenue growth in 2002 reflects the gradual return to normal customer consumption habits following the end of the Energy Rationing Program and the fee readjustment of 8.22% implemented in August 2002.

                                 Net Revenues
                                 (R$ billion)

                            [bar chart describing
                                  1995 - 1.9
                                  1996 - 2.4
                                  1997 - 2.9
                                  1998 - 3.1
                                  1999 - 3.2
                                  2000 - 3.4
                                  2001 - 3.5
                                  2002 - 3.8]


2.   Operating Results

Sabesp's EBITDA (earnings before interest, taxes, depreciation and amortization) grew in line with revenues.

                                    EBITDA
                                 (R$ billion)

                            [bar chart describing
                                  1995 - 1.0
                                  1996 - 1.2
                                  1997 - 1.4
                                  1998 - 1.6
                                  1999 - 1.9
                                  2000 - 1.9
                                  2001 - 1.8
                                  2002 - 1.9]

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 3 of 9

3.   Net Earnings

In 2002, Sabesp recorded a net loss of R$ 651 million, following the impact of the real devaluation on its debt denominated in foreign currency.


Main Indicators                                    1995      1996     1997      1998      1999      2000     2001      2002
---------------                                    ----      ----     ----      ----      ----      ----     ----      ----
Net revenues (R$ MM)                               1,910     2,411    2,902     3,101     3,236     3,356    3,435     3,767
Net earnings (loss) (R$ MM)                           26        58      280       542     (235)       521      216     (651)
EBITDA* (R$ MM)                                      974     1,156    1,376     1,638     1,873     1,868    1,768     1,860
EBITDA margin - %                                   51.0      47.9     47.4      52.8      57.9      55.7     52.0      49.4
Total debt/ EBITDA                                   3.1       3.1      3.1       3.0       3.1       3.2      3.6       4.3
Short-term debt/Total debt %                         5.5      15.5     17.6      17.5      14.3       6.4      8.5      16.8
Indebtedness (Liabilities/Total Assets)  %          34.1      37.0     39.6      42.3      45.3      45.6     49.8      55.6
------------------------------------------------------------------------------------------------------------------------------
 (*) Earnings before interest, taxes, depreciation and amortization.

4.    Operating Indicators

Water and sewage volumes billed to the retail during 2002 presented a 4.0% and a 4.9% growth, respectively, in relation to 2001. This growth was a result of the gradual return normal customer consumption habits, after the electric energy rationing program in 2001/2002. Additionally, the higher growth in the sewage segment shows the company's commitment to increase the reach of its sewage services, extending it to the whole population. Water and sewage volumes are presented below:



 Volume of Water and Sewage Services Billed to the Retail Market - m3 million

                                                          Water                           Sewage
                                                          -----                           ------
               By category                      2001       2002     Ch. %        2001       2002    Ch. %
               -----------                      ----       ----     -----        ----       ----    -----
Residential                                   1,152.0    1,204.8    4.6         865.0      913.6     5.6
Commercial                                      145.9      146.7    0.5         124.8      127.4     2.1
Industrial                                       31.0       31.2    0.6          27.5       27.8     1.1
Public Sector                                    47.3       47.9    1.3          36.5       36.7     0.5
                                              -------    -------    ---       -------    -------     ---

Total                                         1,376.2    1,430.6    4.0       1,053.8    1,105.5     4.9
                                              -------    -------    ---       -------    -------     ---


 Volume of Water and Sewage Services Billed to the Retail Market - m3 million

                                                          Water                           Sewage
                                                          -----                           ------
               By Region                        2001       2002     Ch. %        2001       2002    Ch. %
               ---------                        ----       ----     -----        ----       ----    -----
 Metro region                                   903.4      936.3     3.6         704.3      734.5    4.3
 Interior region                                309.8      326.4     5.4         266.0      281.7    5.9
 Coast region                                   163.0      167.9     3.0          83.5       89.3    6.9
                                              -------    -------     ---       -------    -------    ---

 Total                                        1,376.2    1,430.6     4.0       1,053.8    1,105.5    4.9
                                              -------    -------     ---       -------    -------    ---

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 4 of 9


Performance Indicators                              1995      1996     1997      1998      1999      2000     2001      2002
----------------------                              ----      ----     ----      ----      ----      ----     ----      ----
Water connections (1)                              4,111     4,324    4,601     4,946     5,242     5,535    5,717     5,898
Sewage connections (1)                             2,870     3,019    3,277     3,559     3,763     3,976    4,128     4,304
Population with water supply (2)                    17.4      17.6     18.5      19.1      19.4      20.6     20.9      21.2
Population with sewage collection (2)               12.9      13.1     14.0      14.8      15.1      15.9     16.2      16.8
Water volume billed to wholesale mkt (3)             315       357      368       388       393       318      322       339
Water volume billed to retail mkt (3)              1,323     1,348    1,409     1,429     1,396     1,413    1,376     1,431
Sewage service billings (3)                          975       993    1,036     1,066     1,058     1,070    1,054     1,105
Number of employees                               18,861    18,467   19,129    19,340    18,324    18,048   18,159    18,505
Operating productivity (4)                           370       398      412       440       491       527      542       551
------------------------------------------------------------------------------------------------------------------------------
(1) In 1,000 units at the end of the period.
(2) Millions of inhabitants at the end of the period (excluding supply to the wholesale market).
(3) In millions of m3.
(4) Number of water and sewage connections per employee.



5. Financing

5.1 Financing in 2002

During the fiscal year of 2002 Sabesp completed the 5th issue of Non-Convertible Debentures totaling R$ 400 million, in order to rollover the debt maturing within the year. The instruments issued are not guaranteed by neither the State of Sao Paulo, nor Sabesp, proving the Company's credit quality in the financial markets.

To make the Multi-Year Investment Plan possible, Sabesp negotiated with many financial agents during the year 2002, among which we can highlight the following:


a) BNDES - Brazilian National Development Bank

Sabesp signed on August 8th, 2002 a loan contract with BNDES and its private accredited financial agencies amounting to R$ 240 million to finance part of the domestic portion of the funding of Tiete Project - 2nd stage, a project of R$ 400 million, whose foreign portion is being financed by BID - International Development Bank (financing contract signed on July/2000). The first disbursement occurred in November 2002.


b) JBIC - Japan Bank for International Cooperation

JBIC's loan will be used in the Environment Recovery Program for the Santos metro region, a project of R$ 833 million ((Y) 28.407 million), whose resources provided by JBIC total R$ 635 million ((Y) 21.637 million), while Sabesp's portion totals R$ 199 million ((Y) 6.770 million).

The negotiation of the financing contract minute and the procedures for the approval of the guarantees are being conducted, and the negotiation for the exchange of Diplomatic Notes are in the final stage. The contracts are expected to be signed in the beginning of the second half of 2003.

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 5 of 9

c) FGTS - Government Severance Indemnity Fund for Employees

     1 - Pro-Sanitation Program - Contracted Funds

         In 2002, total capex made by Sabesp in projects under the Pro-Sanitation Program, in sewage services, water supply, institutional development and integrated sanitation (Prosanear), is composed by R$ 24.1 million, being R$ 13.4 million from financed resources and R$ 10.7 million from own resources.

     2 - Pro-Sanitation Program - New Funds

         Sabesp is negotiating water and sewerage work financing contracts using resources from FGTS, whose manager is Caixa Economica Federal (the Federal Savings and Loan Bank), totaling R$ 324 million, with disbursements expected for 2003. Sixteen projects were filed, organized and selected by SEDU (Special Urban Development Bureau), which is currently under the Ministry of Cities.


d) FEHIDRO - Water Resources State Fund

In 2002, 17 projects were hired, totaling a capex of R$ 7 million, of which R$
2.6 million corresponds to funds with no financial cost and no reimbursement obligation, and own resources totaling R$ 4.4 million.


5.2. Future Revenues from Sewage Treatment

PRODES - ANA's (National Water Agency) National Program to Unpollute Hydrographic Basins

Based on Resolution # 6 of March 6, 2001, on Law # 9984 of July 17, 2000 and on Law # 9433 of January 8, 1997, the Union, acting through the National Water Agency, and with the assistance of the Hydrographic Basin Committees, will sign, in the beginning of 2003, nine contracts to offer financial incentive by paying for the sewage treated, under PRODES - National Program to Unpollute Hydrographic Basins. These nine sewage treatment initiatives amount to R$159.1 million, of which approximately R$22 million will be paid back to Sabesp, starting in 2006, as compensation for the sewage treated.

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 6 of 9

6.  Capital Expenditures

                                     CAPEX
                                 (R$ million)

                            [bar chart describing
                                1995  -   310
                                1996  -   723
                                1997  - 1,074
                                1998  - 1,180
                                1999  -   457*
                                2000  -   618
                                2001  -   719
                                2002  -   619]

              (*) Excluding Osasco Municipality (R$ 231 million).

In 2002, the Company invested a total of approximately R$619 million, of which R$597 million were invested in the 366 municipalities that are part of Sabesp's operating area and R$22 million in general goods. The main developments are shown below.



                New Connections and Population Covered - 2002
                                                            SP Metro    Interior     Coast       Total
                                                            --------    --------     -----       -----
Water
 - Number of new connections (000 units)                      117           60          17         194
 - Population with water supply (000 inhabitants)             520          180          54         754

Sewage
 - Number of new connections (000 units)                      100           57          25         182
 - Population with collection (000 inhabitants)               450          170         120         740



For further information, please contact the Investor Relations Department:

         Helmut Bossert                      Marisa Guimaraes
         (5511) 3388-8664                    (5511) 3388-9135
         hbossert@sabesp.com.br              marisag@sabesp.com.br

                               www.sabesp.com.br

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 7 of 9

                               Income Statement

Brazilian Corporate Law                                                  R$000

                                                                   2002                2001                 %
                                                                   ----                ----                 -

GROSS REVENUE FROM SALES AND/OR SERVICES                         3,962,436          3,543,508             11.8%
  Water Supply - Retail                                          2,015,206          1,814,483             11.1%
  Water Supply - Wholesale                                         230,481            204,148             12.9%
  Sewage Collection and Treatment                                1,586,181          1,397,421             13.5%
  Other Services                                                   130,568            127,456              2.4%
Gross Revenue Deductions                                          (195,289)          (108,741)            79.6%

NET SALES                                                        3,767,147          3,434,767              9.7%

Costs & Operational Expenses                                    (2,426,139)        (2,126,167)            14.1%
  Salaries and Payroll Charges                                    (846,324)          (740,742)            14.3%
  General Supplies                                                 (76,813)           (67,372)            14.0%
  Treatment Supplies                                               (77,719)           (58,750)            32.3%
  Third-party Services                                            (361,653)          (325,535)            11.1%
  Electric Power                                                  (266,130)          (197,724)            34.6%
  General expenses                                                 (92,313)           (84,186)             9.7%
  Depreciation & amortization                                     (519,075)          (477,329)             8.7%
  Fiscal expenses                                                  (23,197)           (20,749)            11.8%
  Credits write-offs                                              (162,915)          (153,780)             5.9%
  Interest expenses                                             (2,419,046)        (1,205,090)           100.7%
  Interest income                                                  142,753             99,938             42.8%
Net Interest Income (Expense)                                   (2,276,293)        (1,105,152)           106.0%

OPERATING RESULT                                                  (935,285)           203,448              n.m.
  Operating Margin (%)                                               -24.8%               5.9%

Non-Operating Income (Expense)                                      (3,424)           (76,920)           -95.5%

INCOME BEFORE TAXES                                               (938,709)           126,528              n.m.
Provision for Income Tax / Social Contribution                      (2,842)           (21,477)           -86.8%
Deferred Income Tax                                                239,799             83,371            187.6%
Participations/Statutory Contributions                              86,358             27,805            210.6%
Extraordinary Item - IT & SC, net                                  (35,122)                --              n.m.

NET INCOME                                                        (650,516)           216,227              n.m.
  % of sales                                                         -17.3%               6.3%

EPS (R$/1,000 shares)                                                (22.84)              7.59

EBIT                                                             1,341,008          1,308,600              2.5%
Depreciation and Amortization                                     (519,075)          (477,329)             8.7%
EBITDA                                                           1,860,083          1,785,929              4.2%
  % of sales                                                          49.4%              52.0%

[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 8 of 9


                                 Balance Sheet

Brazilian Corporate Law                                                  R$000

                                                                       12/31/2002                12/31/2001
                                                                       ----------                ----------
ASSETS
Cash, Cash-in-Banks, Financial Investments                               462,138                   460,220
Accounts Receivable                                                      911,235                   811,736
Inventory                                                                 22,642                    21,887
Other                                                                    196,171                    77,238
                                                                      ----------                 ---------
TOTAL CURRENT ASSETS                                                   1,592,186                 1,371,081

Indemnities Receivable                                                   148,794                   148,794
Deferred Taxes and Contributions                                         206,033                    91,340
GESP Agreement                                                           607,374                   649,057
Deposits/Other                                                            56,349                    31,271
                                                                      ----------                 ---------
TOTAL LONG-TERM ASSETS                                                 1,018,550                   920,462


Fixed Assets - Operations                                             11,115,230                11,106,128
Works In Progress                                                      2,493,139                 2,403,822
Deferred Assets/Other                                                    112,832                   116,391
                                                                      ----------                ----------
TOTAL PERMANENT ASSETS                                                13,721,201                13,626,341
                                                                      ----------                ----------
TOTAL ASSETS                                                          16,331,937                15,917,884
                                                                      ==========                ==========

LIABILITIES
Loans and Financing                                                    1,332,469                   549,322
Suppliers                                                                 36,611                    81,023
Taxes, Fees and Contributions                                            107,909                    80,189
Provisions                                                               264,378                   240,600
Other                                                                    279,918                   567,425
                                                                       ---------                 ---------
TOTAL CURRENT LIABILITIES                                              2,021,285                 1,518,559

Loans and Financing                                                    5,458,407                 5,207,535
Debentures                                                             1,134,247                   713,094
Provisions                                                               237,370                    76,625
Other                                                                    234,152                   405,381
                                                                      ----------                ----------
TOTAL LONG-TERM LIABILITIES                                            7,064,176                 6,402,635

TOTAL LIABILITIES                                                      9,085,461                 7,921,194

Paid-up Capital Stock                                                  3,403,688                 3,403,688
Revaluation and Capital Reserves                                       2,907,468                 2,994,785
Profit Reserves                                                          935,320                 1,598,217
Accrued Profits / Losses                                                      --                        --
                                                                      ----------                ----------
SHAREHOLDERS' EQUITY                                                   7,246,476                 7,996,690
                                                                      ----------                ----------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                              16,331,937                15,917,884


[LOGO OF SABESP]                                      Results of the Year 2002
                                                                March 19, 2003
                                                                   Page 9 of 9

                            Statement of Cash Flows

Brazilian Corporate Law                                                  R$000

Description                                                                  2002                      2001
                                                                           -----------               ----------
Cash flow from operating activities
  NET INCOME (LOSS) FOR THE PERIOD                                           (650,516)                 216,227
Adjustments for reconciliation of net income
  Deferred income tax and social contribution                                (344,250)                (111,176)
  Provisions for contingencies                                                174,440                  124,829
  Property, plant and equipment received as donations (Private
    Sector)                                                                    (6,786)                  (3,705)
  Loss in the disposal of property, plant and equipment                        16,479                   84,948
  (Gain) in the sale of property, plant and equipment                              --                     (836)
  Depreciation                                                                494,019                  459,987
  Amortization                                                                 25,056                   17,342
  Interest calculated on loans and financing payable                          752,760                  635,022
  Foreign exchange loss on loans and financing                              1,448,933                  455,201
  Provisions for doubtful accounts                                             61,079                  150,698
                                                                           ----------                ----------
                                                                            1,971,214                2,028,537
(INCREASE) DECREASE IN ASSETS
  Consumers                                                                  (160,578)                  33,945
  Accounts receivable from shareholders                                       (97,250)                 233,809
  Inventories                                                                    (755)                  10,889
  Tax loss carryforwards                                                       27,415                  (22,746)
  Other accounts receivable                                                     9,404                  (25,646)
  Consumers - long term                                                        (1,392)                  (3,349)
  Agreement w/ State of Sao Paulo Government                                   41,683                 (649,057)
  Judicial deposits and other                                                 (23,686)                   4,673
                                                                           ----------                ----------
                                                                             (205,159)                (417,482)
INCREASE (DECREASE) IN LIABILITIES
  Accounts payable to suppliers and contractors                               (44,412)                  24,581
  Salaries and payroll charges                                                    355                  (22,215)
  Provisions                                                                   10,083                    4,080
  Interest attributed to shareholders' equity payable                              --                  129,571
  Taxes and contributions                                                      17,817                    3,986
  Other accounts payable                                                        5,224                  (17,568)
  Taxes and contributions - long term                                         (50,368)                 (40,899)

  Other accounts payable - long term                                           60,098                    8,036
                                                                           ----------                ----------
                                                                               (1,203)                  89,572

NET CASH FROM OPERATING ACTIVITIES                                          1,764,852                1,700,627

Cash flow from investing activities
  Acquisition of property, plant and equipment                               (585,979)                (694,599)
  Sale of property, plant and equipment                                            --                    1,401
  Increase in deferred assets                                                 (11,223)                 (16,336)
                                                                           ----------                ----------
NET CASH USED IN INVESTING ACTIVITIES                                        (597,202)                (709,534)

Cash flow from financing activities
  Financing - short term
    Payments                                                                 (701,752)                (638,061)
  Financing - long-term
    Funding                                                                   457,371                  327,907
    Payments                                                                 (520,042)                (326,711)
  Paid interest attributed to shareholders' equity                           (401,309)                (126,716)
                                                                           ----------                ----------
NET CASH USED IN FINANCING ACTIVITIES                                      (1,165,732)                (763,581)

NET INCREASE (DECREASE) IN CASH EQUIVALENTS                                     1,918                  227,512

Cash and cash equivalents at the beginning of the period                      460,220                  232,708
Cash and cash equivalents at the end of the period                            462,138                  460,220
                                                                           ----------                ----------
CHANGE IN CASH                                                                  1,918                  227,512

Additional information on cash flow
Interest and fees paid on loans and financing                                 701,752                  638,061
Capitalization of interest and financial charges                               17,902                   18,885
Paid income tax and social contribution                                        16,595                   33,239
Property, plant and equip. received as donations and/or paid
  in stocks                                                                    15,310                    5,543